UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 8, 2024 (February 7, 2024)
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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001-38257
(Commission file number)

Delaware		46-4841717
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

2435 Commerce Ave.
Building 2200		30096
Duluth,	Georgia	(Zip Code)
(Address of principal executive offices)
(770) 822‑3600
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 7, 2024, the Board of Directors (the “Board”) of National Vision Holdings, Inc. (“National Vision” or the “Company”) increased the size of the Board by one director (to a total size of nine directors) and filled the vacancy created by such increase by appointing Susan O’Farrell, age 60, as a director effective February 7, 2024. Ms. O’Farrell will hold office until the date of the Company’s 2024 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal. Ms. O’Farrell will serve on the Audit Committee.
Susan O’Farrell previously served as Chief Financial Officer, Principal Accounting Officer and Treasurer at BlueLinx Holdings, Inc., a wholesale distributor of building and industrial products from 2014 to 2020. Ms. O’Farrell was a senior financial executive holding several roles with The Home Depot from 1999 to 2014. Ms. O’Farrell began her career with Andersen Consulting, LLP (now Accenture), leaving as an Associate Partner in 1996 for a strategic information systems role with AGL Resources (now Southern Company Gas). Ms. O’Farrell currently serves on the board of directors and as the Audit Committee Chair of Leslie’s, Inc., a specialty retailer of pool supplies. Ms. O’Farrell also serves on the board of directors and as a member of the Audit Committee of Savers Value Village, Inc., a publicly held, for-profit thrift store retailer. She also serves on the board of directors of International Women’s Forum – Georgia Chapter. Ms. O’Farrell is qualified financial expert and a holder of the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon. Ms. O’Farrell has a B.S. in business administration from Auburn University and completed the Emory Goizueta Executive Leadership Program.
The Board has determined that Ms. O’Farrell qualifies as an independent director under the corporate governance standards of NASDAQ and the independence requirements of Rule 10A-3 of the Exchange Act. Ms. O’Farrell was not appointed to the Board pursuant to any arrangement or understanding with any other person. Ms. O’Farrell has no family relationships with any director or executive officer of the Company and there are no transactions in which Ms. O’Farrell has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. O’Farrell will be entitled to the annual compensation paid to independent non-employee directors, consisting of a cash retainer, payable quarterly in arrears, and a restricted stock unit award pursuant to the National Vision Holdings, Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The Company and Ms. O’Farrell will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.36 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-220719) and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
A copy of the press release issued by the Company announcing the appointment of Ms. O’Farrell described in Item 5.02 is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information included in this Current Report on Form 8-K is being furnished under Item 7.01, “Regulation FD Disclosure” of Form 8-K. As such, the information herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any of National Vision’s filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	National Vision Holdings, Inc. Press Release dated February 8, 2024

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: February 8, 2024	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary